Exhibit 21

WATSON WYATT WORLDWIDE, INC.

SUBSIDIARIES

(3-31-08)

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION	Name(s) under which such subsidiary does business (if different) (a)

Watson Wyatt Argentina S.A.	Argentina

Watson Wyatt Australia Pty Ltd	Australia

Wycomp Pty Ltd	Australia

Watson Wyatt Superannuation Pty Ltd	Australia

Watson Wyatt (Austria) GmbH	Austria

Watson Wyatt Insurance and Financial Services SA	Belgium

Watson Wyatt NV	Belgium

Watson Wyatt Brasil Ltda	Brazil

Watson Wyatt Canada ULC	Canada

Watson Wyatt Chile S.A.	Chile

Corredores de Seguros Watson Wyatt Limitada	Chile

Watson Wyatt Consultancy (Shanghai) Ltd	China

Watson Wyatt Consultancy (Shenzhen) Ltd	China

Watson Wyatt Consultores Colombia S.A.	Colombia

Watson Wyatt & Company	Delaware

Wyatt Data Services, Inc.	Delaware

Watson Wyatt Investment Consulting, Inc.	Delaware

Watson Wyatt Insurance Consulting, Inc.	Delaware

Watson Wyatt Insurance and Financial Services, Inc.	Delaware

Watson Wyatt Canadian Holdings, Inc.	Delaware

Watson Wyatt European Investment Holdings, Inc.	Delaware

Watson Wyatt European Investment Holdings 1, LLC	Delaware

Watson Wyatt European Investment Holdings 2, LLC	Delaware

Watson Wyatt Dubai LLC	Dubai, UAE

Watson Wyatt SARL	France

Buck Heissmann Sarl	France

Watson Wyatt Heissmann (Dussledorf) GmbH	Germany

Watson Wyatt Heissmann (Munchen-Frankfurt) GmbH	Germany

Watson Wyatt Insurance Consulting GmbH	Germany

Watson Wyatt Heissmann GmbH	Germany

Buck Heissmann Holdings GmbH	Germany

IPC Heissmann Versicherungsservice GmbH	Germany

Verlag Arbeit Und Alter GmbH	Germany

Heissmann Consultants GmbH	Germany

PM&S Pensions-managment und Sicherungs-Treuhand AG	Germany

Buck Heissmann GmbH	Germany

Watson Wyatt Insurance Consulting Ltd	Hong Kong

Watson Wyatt Hong Kong Limited	Hong Kong

Watson Wyatt Investment Consulting Hong Kong Limited	Hong Kong

Watson Wyatt Kft	Hungary

Watson Wyatt Insurance Consulting Private Ltd	India

Watson Wyatt India Private Limited	India

PT Watson Wyatt Purbajaga	Indonesia

PT Watson Wyatt Indonesia	Indonesia

Watson Wyatt (Ireland) Limited	Ireland

Watson Wyatt Consulting Limited	Ireland

BCI Trustees Limited	Ireland

Watson Wyatt Italia Srl	Italy

Watson Wyatt Insurance Consulting KK	Japan

Watson Wyatt KK	Japan

Watson Wyatt Insurance Consulting (Korea) Limited	Korea, Republic of

Watson Wyatt (Malaysia) Sdn Bhd	Malaysia

Watson Wyatt Holdings (Mauritius) Limited	Mauritius

Watson Wyatt Mexico, S.A. de C.V.	Mexico

Watson Wyatt European Region BV	Netherlands

Watson Wyatt Insurance Consulting BV	Netherlands

Watson Wyatt BV	Netherlands

Watson Wyatt International, Inc.	Nevada

Watson Wyatt Philippines, Inc.	Philippines

Watson Wyatt Puerto Rico, Inc.	Puerto Rico

Watson Wyatt Insurance Consulting Pte Ltd	Singapore

Watson Wyatt Singapore Pte Ltd	Singapore

Watson Wyatt Insurance Consulting (Spain) SA	Spain

Watson Wyatt de Espana SA	Spain

Watson Wyatt AB	Sweden

Watson Wyatt AG	Switzerland

Watson Wyatt (Thailand) Limited	Thailand

Watson Wyatt Limited	United Kingdom

Watson Wyatt Holdings Limited	United Kingdom

Watson Wyatt Trustees Limited	United Kingdom

The Wyatt Company Holdings Limited	United Kingdom

Watson Wyatt Services Limited	United Kingdom

Watson Wyatt Pretium Limited	United Kingdom

Watson Wyatt Holdings (Europe) Limited	United Kingdom

Watson Wyatt International Limited	United Kingdom

Watson Wyatt Insurance & Financial Services Consulting Holdings Limited	United Kingdom

Watson Wyatt European Region Limited	United Kingdom

Watson Wyatt European Investment Holdings Limited	United Kingdom

Watsons Pensioneer Trustees Limited	United Kingdom

Watson Wyatt (UK) Acquisitions 1 Limited	United Kingdom

PCL Limited	United Kingdom

PCL 1991 Limited	United Kingdom

Wyatt Trustee Limited	United Kingdom

The Wyatt Company (UK) Limited	United Kingdom

Wyatt Pension Plan Trustee Limited	United Kingdom

Wyatt Financial Services Limited	United Kingdom

Watsons International Limited	United Kingdom

RWS Trustee Limited	United Kingdom

Watson Wyatt Healthcare Trustees Limited	United Kingdom

Watson Wyatt (UK) Acquisitions 2 Limited	United Kingdom

Watson Wyatt European Investment Limited Partnership	United Kingdom

Watson Wyatt Uruguay S.A.	Uruguay

(a) All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.